Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D57123-S27603 1. A proposal to approve the issuance of shares of common stock, par value $0.10 per share ("Cabot common stock"), of Cabot Oil & Gas Corporation ("Cabot"), pursuant to the terms of the Agreement and Plan of Merger, dated as of May 23, 2021, as amended, by and among Cabot, Double C Merger Sub, Inc., a wholly owned subsidiary of Cabot, and Cimarex Energy Co.; and 2. A proposal to adopt an amendment to Cabot's Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of Cabot common stock from 960,000,000 shares to 1,800,000,000 shares. For Against Abstain ! ! ! ! ! ! CABOT OIL & GAS CORPORATION The Board of Directors recommends you vote FOR Proposals 1 and 2: ATTN: CORPORATE SECRETARY THREE MEMORIAL CITY PLAZA 840 GESSNER RD., SUITE 1400 HOUSTON, TX 77024 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on September 28, 2021 for shares held directly and by 11:59 p.m. Eastern Daylight Time on September 26, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/COG2021SM You may virtually attend the meeting via live webcast and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on September 28, 2021 for shares held directly and by 11:59 p.m. Eastern Daylight Time on September 26, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting: The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com. D57124-S27603 Special Meeting of Stockholders September 29, 2021 10:00 A.M. Central Daylight Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Scott C. Schroeder and Deidre L. Shearer, or either of them, as proxies and attorneys-in-fact, each with the power to act without the other and with the power of substitution and resubstitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of CABOT OIL & GAS CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 A.M. Central Daylight Time on September 29, 2021, virtually via live webcast at www.virtualshareholdermeeting.com/COG2021SM, and any adjournment or postponement thereof, upon the matters set forth on the reverse side and, in their discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the proxy is properly executed, this proxy will be voted FOR Proposal 1 and FOR Proposal 2 and in the discretion of the proxies named above with respect to such other business as may properly come before the meeting and any adjournment or postponement thereof. You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. The proxies named above cannot vote the shares unless the proxy card is signed and returned, or voting instructions have been provided by telephone or the Internet as described below before the Special Meeting of Stockholders. Voting by telephone or the Internet eliminates the need to return this proxy card. Your vote authorizes the proxies named above to vote the shares to the same extent as if you had marked, signed, dated and returned the proxy card. Before voting, you should read the joint proxy statement/ prospectus and this proxy card in their entirety. Please follow the steps listed on the reverse side. Your vote will be confirmed and posted promptly. Thank you for voting. Continued and to be signed and dated on the reverse side